UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1 North Waukegan Road North Chicago, Illinois 60064-6400
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (847) 932-7900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement

On May 17, 2018 (the “Effective Date”), AbbVie Inc. (“AbbVie”), entered into a term loan credit agreement (the “Credit Agreement”) among AbbVie, as borrower, the lenders and other parties from time to time party thereto, and Bank of America, N.A., as administrative agent. The Credit Agreement provides AbbVie with the ability to borrow term loans on an unsecured basis in an aggregate principal amount of up to $3 billion.

Advances will be available from the Effective Date through June 30, 2018, subject to the satisfaction (or waiver) of certain conditions set forth in the Credit Agreement.  The date on which such conditions are satisfied (or waived in accordance with the Credit Agreement) and the term loans are funded is referred to as the “Closing Date”. Advances under the Credit Agreement are to be made in a single borrowing on the Closing Date and will mature and be payable in full on the date that is 364 calendar days after the Closing Date.

Borrowings under the Credit Agreement may, at AbbVie’s election, bear interest at either (a) the base rate plus an applicable margin (“Base Rate Loans”) or (b) the Eurocurrency rate plus an applicable margin (“Eurocurrency Rate Loans”).  The applicable margin with respect to such borrowings will be equal to 0.0% per annum for Base Rate Loans and 0.875% per annum for Eurocurrency Rate Loans.

The Credit Agreement contains affirmative covenants, negative covenants, including a financial covenant, and events of default customary for unsecured financings of this type.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and such exhibit is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth in Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	364-Day Term Loan Credit Agreement, dated as of May 17, 2018, among AbbVie, the lenders and other parties party thereto, and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

	By:	/s/ William J. Chase
		Name:	William J. Chase
Date: May 18, 2018		Title:	Executive Vice President, Chief Financial Officer